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Exhibit (23)


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Corus Bankshares, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 19, 2000 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-77481





/s/ Arthur Andersen, LLP
Chicago, Illinois
March 29, 2000